Exhibit 10.2

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”), is entered into as of September 28, 2016, between SCM SPECIALTY FINANCE OPPORTUNITIES FUND, L.P., a Delaware limited partnership (“Revolving Loan Lender”), and REDPATH EQUITYHOLDER REPRESENTATIVE, LLC, a Delaware limited liability company, in its capacity as Equityholder Representative (as defined in the Merger Loan Documents) for Merger Loan Secured Parties (in such capacity, “Merger Loan Agent” as hereinafter further defined).

WHEREAS, INTERPACE DIAGNOSTICS GROUP, INC. (f/k/a PDI, Inc.), a Delaware corporation (“Interpace”), and INTERPACE DIAGNOSTICS, LLC, a Delaware limited liability company (“IDL” and together with Interpace, in their capacity as borrowers under the Merger Loan Agreement, collectively, “Merger Loan Borrower”), have entered into a secured loan facility with Merger Loan Agent and the other Merger Loan Secured Parties as set forth in the Merger Loan Agreement pursuant to which such lenders have made certain loans to Merger Loan Borrower, which are secured by all of the assets of Merger Loan Borrower;

WHEREAS, on the date hereof, Interpace, IDL, and Interpace Diagnostics Corporation, a Delaware corporation (individually and collectively, the “Revolving Loan Borrower”) will enter into a secured revolving credit facility with Revolving Loan Lender as set forth in the Revolving Loan Agreement pursuant to which Revolving Loan Lender will make loans and provide other financial accommodations to Revolving Loan Borrower which are secured by the Revolving Loan Priority Collateral (as defined below); and

WHEREAS, Revolving Loan Lender and Merger Loan Agent, for itself and on behalf of and the other Merger Loan Secured Parties, desire to enter into this Agreement to (i) confirm the relative priority and extent of the Liens (as defined below) of Revolving Loan Lender and Merger Loan Secured Parties in the assets and properties of Grantors, (ii) provide for the orderly sharing among Revolving Loan Lender and Merger Loan Secured Parties, in accordance with such priorities and extent, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof and (iii) address related matters.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, for themselves and as applicable, on behalf of the applicable Secured Parties, intending to be legally bound, hereby agree as follows:

Section 1.        Definitions; Interpretation

1.1     Definitions. As used in this Agreement, the following terms have the meanings specified below:

“Agents” shall mean, collectively, Revolving Loan Lender and Merger Loan Agent, sometimes being referred to herein individually as an “Agent”.

“Agreement” shall mean this Intercreditor Agreement, as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms hereof.

“Bank Product Obligations” shall mean Bank Services and Hedging Obligations.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Revolving Loan Borrower or any of its Subsidiaries by Revolving Loan Lender or any affiliate of Revolving Loan Lender, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, overdraft protection arrangements and extensions of credit, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Revolving Loan Lender’s or its affiliate’s various agreements related thereto, in all cases whether or not provided pursuant to the Revolving Loan Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, being Title 11 of the United States Code, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Borrower” shall mean, collectively, Revolving Loan Borrower and Merger Loan Borrower, sometimes being referred to herein individually as a “Borrower”.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day that is a legal holiday under the laws of the State of New York or on which banking institutions in the State of New York are required or authorized by law or other governmental action to close.

“Claim” shall mean any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of an Agent now or hereafter arising or existing under or relating to the Revolving Loan Documents or Merger Loan Documents, as applicable, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against any Grantor under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Lien Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination premiums.

“Collateral” shall mean all of the property and interests in property, real or personal, tangible or intangible, including, without limitation, all of the proceeds thereof, now owned or hereafter acquired by any Grantor in or upon which Revolving Loan Lender or any Merger Loan Secured Party at any time has or purports to have a Lien, and including, without limitation, all Proceeds of such property and interests in property.

“Discharge of Merger Loan Debt” shall mean, except to the extent expressly described in Section 9.3 hereof, the final payment in full of the Merger Loan Debt. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, the Merger Loan Debt, Merger Loan Agent or any other Merger Loan Secured Party is required to surrender or return such payment or proceeds to any person for any reason, then the Merger Loan Debt intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by such Merger Loan Agent or other Merger Loan Secured Party, as the case may be, and no Discharge of Merger Loan Debt shall be deemed to have occurred.

“Discharge of Revolving Loan Debt” shall mean, except to the extent expressly described in Section 9.3 hereof, (a) the termination of the Total Revolving Commitments of Revolving Loan Lender and the financing arrangements provided by Revolving Loan Lender to Grantors under the Revolving Loan Documents, and (b) the payment in full of the Revolving Loan Debt. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, the Revolving Loan Debt, Revolving Loan Lender is required to surrender or return such payment or proceeds to any person for any reason, then the Revolving Loan Debt intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Revolving Loan Lender, and no Discharge of Revolving Loan Debt shall be deemed to have occurred.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), exchange, or other disposition (including any sale and leaseback transaction) of any property by any person (or the granting of any option or other right to do any of the foregoing).

“Documents” shall mean collectively, the Revolving Loan Documents and the Merger Loan Documents.

“Equity Interests” shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and all rights, warrants or options exchangeable for or convertible into any of the items described in clauses (a) through (e) above.

“Excess Revolving Loan Principal Debt” shall mean the principal balance of the Revolving Loan Debt in excess of the Revolving Loan Debt Cap.

“Exigent Circumstance” shall mean an event or circumstance that in the discretion of an Agent materially and imminently threatens the ability of an Agent to realize upon all or a material portion of its Priority Collateral, such as, without limitation, fraudulent removal, concealment, destruction (other than to the extent covered by insurance), material waste or abscondment thereof.

“Extraordinary Receipts” shall mean the net proceeds of any payments received by any Grantor not in the ordinary course of business consisting of (a) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (b) indemnity payments, (c) tax refunds and (d) any purchase price adjustment (other than a working capital adjustment) received in connection with any purchase agreement.

“Grantors” shall mean, collectively, Borrower and Guarantors, together with their respective successors and assigns; sometimes being referred to herein individually as a “Grantor”.

“Guarantors” shall mean, collectively, (a) any person that at any time becomes a party to a guarantee in favor of Revolving Loan Lender in respect of any of the Revolving Loan Debt or in favor of Merger Loan Agent or Merger Loan Secured Parties in respect of any of the Merger Loan Debt, and (b) their respective successors and assigns; sometimes being referred to herein individually as a “Guarantor”.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under (a) an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk, and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies.

“Insolvency Event” shall have the meaning set forth in Section 6.1 hereof.

“Lender” shall mean each and any lender under any of the Merger Loan Agreement and Revolving Loan Agreement.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Lien Enforcement Action” shall mean, collectively, a Revolving Loan Lien Enforcement Action and a Merger Loan Lien Enforcement Action.

“Merger Loan Agent” shall mean RedPath Equityholder Representative, LLC, a Delaware limited liability company, and its successors and assigns in its capacity as Equityholder Representative pursuant to the Merger Loan Documents acting for and on behalf of the other Merger Loan Secured Parties and any successor or replacement agent.

“Merger Loan Agreement” shall mean the Non-Negotiable Subordinated Secured Promissory Note dated October 31, 2014, by and between Merger Loan Borrower and Merger Loan Agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced as permitted hereunder.

“Merger Loan Borrower” shall have the meaning given such term in the recitals hereto.

“Merger Loan Debt” shall mean all “Obligations” as such term is defined in the Merger Loan Agreement, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor to any Merger Loan Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Merger Loan Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Merger Loan Documents or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Bankruptcy Law or any other Insolvency or Liquidation Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Merger Loan Documents” shall mean, collectively, the Merger Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Grantor or any other person to, with or in favor of any Merger Loan Secured Party in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Merger Loan Debt pursuant to a refinancing permitted under Section 9.3 hereof), in each case, in accordance with the terms of this Agreement.

“Merger Loan Event of Default” shall mean any “Event of Default” as defined in the Merger Loan Agreement.

“Merger Loan Lien Enforcement Action” shall mean (a) any action by Merger Loan Agent to foreclose on the Lien of Merger Loan Agent in all or a material portion of the Merger Loan Priority Collateral, (b) any action by Merger Loan Agent to take possession of, sell or otherwise realize (judicially or non-judicially) upon all or any material portion of the Merger Loan Priority Collateral (including, without limitation, by setoff or notification of account debtors), and/or (c) the commencement by Merger Loan Agent of any legal proceedings against or with respect to all or any material portion of the Merger Loan Priority Collateral to facilitate the actions described in (a) or (b) above.

“Merger Loan Priority Collateral” shall mean any and all now owned or hereafter acquired Collateral other than the Revolving Loan Priority Collateral (including, for the avoidance of doubt, any such Merger Loan Priority Collateral that, but for the application of Section 552 of the Bankruptcy Code (or any provision of any other Bankruptcy Law) would constitute Merger Loan Priority Collateral), and products and Proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the foregoing Merger Loan Priority Collateral).

“Merger Loan Revolving Loan Lien Enforcement Action” shall have the meaning set forth in Section 3.1(a)(i) hereof.

“Merger Loan Secured Parties” shall mean, collectively, (a) Merger Loan Agent, (b) the Equityholders (as defined in the Merger Loan Documents), (c) each other person to whom any of the Merger Loan Debt is owed and (d) the successors, replacements and assigns of each of the foregoing; sometimes being referred to herein individually as a “Merger Loan Secured Party”.

“Paid in Full,” “Payment in Full,” “paid in full” or “payment in full” shall mean, as of any date of determination with respect to the Revolving Loan Debt or the Merger Loan Debt, that: (a) all of such Revolving Loan Debt or the Merger Loan Debt, as the case may be (other than (i) contingent indemnification obligations not yet due and payable or with respect to which a claim has not been asserted, (ii) in the case of the Revolving Loan Debt, obligations not yet due and payable with respect to letters of credit issued pursuant to the Revolving Loan Documents (it being understood that such obligations include interest, fees, charges, costs and expenses that accrue subsequent to such date of determination in respect of undrawn or drawn letters of credit) and (iii) in the case of the Revolving Loan Debt, Bank Product Obligations not yet due and payable), has been paid in full in cash, (b) no Person has any further right to obtain any loans, letters of credit or other extensions of credit under the Revolving Loan Documents or Merger Loan Documents, as applicable, (c) in the case of the Revolving Loan Debt, any and all letters of credit issued under the Revolving Loan Documents have been cancelled and returned (or backed by standby letters of credit (issued by a bank, and in form and substance, reasonably acceptable to Revolving Loan Lender) or cash collateralized, in each case in an amount equal to 110% of the face amount of such letters of credit in accordance with the terms of Revolving Loan Documents), (d) in the case of the Revolving Loan Debt, any and all Bank Product Obligations have been cancelled (or backed by standby letters of credit (issued by a bank, and in form and substance, reasonably acceptable to Revolving Loan Lender) or cash collateralized, in each case in an amount determined by Revolving Loan Lender as sufficient to satisfy the estimated credit exposure with respect to the Bank Product Obligations), and (e) any costs, expenses and contingent indemnification obligations which are not yet due and payable but with respect to which a claim has been or may reasonably be expected to be asserted by the applicable Agent or any applicable Secured Party, are backed by standby letters of credit (issued by a bank, and in form and substance, acceptable to the applicable Agent) or cash collateralized, in each case in an amount estimated by the applicable Agent to be the amount of costs, expenses and contingent indemnification obligations that may become due and payable.

Payment with respect to any portion of the Revolving Loan Debt or the Merger Loan Debt shall include the satisfaction of such portion of the applicable obligations owing to a particular Lender by any successful credit bid made by such Lender in connection with a sale or other disposition of the Collateral, and such applicable obligations owing to such Lender shall be reduced by the amount of such successful credit bid.

“Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

“Pledged Collateral” shall mean any Revolving Loan Priority Collateral that is in the possession or control of Revolving Loan Lender (or its agents or bailees), to the extent that possession or control thereof is necessary to perfect a Lien thereon under the Uniform Commercial Code.

“Priority Collateral” shall mean with respect to Revolving Loan Lender, prior to the Discharge of Revolving Loan Debt, the Revolving Loan Priority Collateral, and (b) with respect to Merger Loan Secured Parties, the Merger Loan Priority Collateral.

“Priority Debt” shall mean (x) with respect to the Revolving Loan Priority Collateral, the Revolving Loan Debt; and (y) with respect to the Merger Loan Priority Collateral, the Merger Loan Debt.

“Proceeds” shall mean: all “proceeds” as defined in Article 9 of the UCC, and in any event, shall include, without limitation whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Release Event–Revolving Loan Priority Collateral” shall mean (a) prior to the occurrence of an Insolvency or Liquidation Proceeding by or against any Grantor, (i) the occurrence and the continuance of a Revolving Loan Event of Default and the taking of any Revolving Loan Lien Enforcement Action with respect to the Revolving Loan Priority Collateral by Revolving Loan Lender; or (ii) the occurrence and the continuance of a Revolving Loan Event of Default, and the sale of any Revolving Loan Priority Collateral by a Grantor with the consent of Revolving Loan Lender in connection with the good faith efforts by Revolving Loan Lender to collect the Revolving Loan Debt; or (b) after the occurrence of an Insolvency or Liquidation Proceeding by or against any Grantor, the occurrence of any of the following: (i) the entry of an order of any United States Bankruptcy Court pursuant to Section 363 or 1129 (or similar provisions) of the Bankruptcy Code or otherwise authorizing the sale of all or a material portion of the Revolving Loan Priority Collateral or (ii) the taking of any Revolving Loan Lien Enforcement Action by Revolving Loan Lender.

“Revolving Loan Agreement” shall mean that certain Credit and Security Agreement, dated as of the date hereof, by and between Revolving Loan Borrower and Revolving Loan Lender, as thereafter amended from time to time and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced as permitted hereunder.

“Revolving Loan Borrower” shall have the meaning given such term in the recitals hereto.

“Revolving Loan Debt” shall mean all “Obligations” as such term is defined in the Revolving Loan Agreement, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor to Revolving Loan Lender, including principal, interest, Bank Product Obligations, charges, fees, including without limitation early termination fees, if any, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Revolving Loan Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Revolving Loan Documents or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Bankruptcy Law or any other Insolvency or Liquidation Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured; provided that under no circumstances shall the Revolving Loan Agent permit the principal balance of the Revolving Loan Debt to exceed $1,200,000 or such greater amount as may be agreed to in writing by the Merger Loan Agent in the exercise of its sole discretion (the “Revolving Loan Principal Debt Cap”).

“Revolving Loan Documents” shall mean, collectively, the Revolving Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Grantor or any other person to, with or in favor of Revolving Loan Lender in connection therewith or in connection with Bank Product Obligations or related to either of the foregoing, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Revolving Loan Debt pursuant to a refinancing permitted under Section 9.3 hereof), in each case, in accordance with the terms of this Agreement.

“Revolving Loan Event of Default” shall mean any “Event of Default” as defined in the Revolving Loan Agreement.

“Revolving Loan Lender” shall mean SCM Specialty Finance Opportunities Fund, L.P., a Delaware limited partnership, and its successors and assigns.

“Revolving Loan Lien Enforcement Action” shall mean (a) any action by Revolving Loan Lender to foreclose on the Lien of Revolving Loan Lender in all or a material portion of the Revolving Loan Priority Collateral, (b) any action by Revolving Loan Lender to sell or otherwise realize (judicially or non-judicially) upon all or any material portion of the Revolving Loan Priority Collateral (including, without limitation, by setoff or notification of account debtors), and/or (c) the commencement by Revolving Loan Lender of any legal proceedings against or with respect to all or any material portion of the Revolving Loan Priority Collateral to facilitate the actions described in (a) or (b) above.

“Revolving Loan Priority Collateral” shall mean all Collateral set forth on Annex A hereto and all Proceeds thereof.

“Secured Parties” shall mean, collectively, Revolving Loan Lender and Merger Loan Secured Parties; sometimes being referred to herein individually as a “Secured Party”.

“Subsidiary” shall mean any “Subsidiary” of any Grantor as defined in the Revolving Loan Agreement as in effect on the date hereof.

“Total Revolving Commitment” has the meaning assigned the term “Revolving Loan Commitment Amount” in the Revolving Loan Agreement as in effect on the date hereof or as otherwise permitted to be amended pursuant to the terms herein.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

1.2     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, any reference herein to any Person shall be construed to include such Person’s successors and assigns, and as to Borrower, any Guarantor or any other Grantor shall be deemed to include a receiver, trustee or debtor-in-possession on behalf of any of such person or on behalf of any such successor or assign, the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, all references herein to Sections shall be construed to refer to Sections of this Agreement and the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2.        Lien Priorities.

2.1     Acknowledgment of Liens.

(a)     Revolving Loan Lender hereby acknowledges that Merger Loan Agent, acting for and on behalf of itself and Merger Loan Secured Parties, has been granted Liens upon all of the Collateral pursuant to the Merger Loan Agreements to secure the Merger Loan Debt, subject to the provisions contained herein.

(b)     Merger Loan Agent, on behalf of itself and each Merger Loan Secured Party, hereby acknowledges that Revolving Loan Lender has been granted Liens upon all of the Revolving Loan Priority Collateral pursuant to the Revolving Loan Documents to secure the Revolving Loan Debt.

2.2     Relative Priorities.

(a)     Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to Revolving Loan Lender (including, in each case, notwithstanding whether any such Lien is granted (or secures indebtedness relating to the period) before or after the commencement of any Insolvency or Liquidation Proceeding) or Merger Loan Agent or Merger Loan Secured Parties (including, in each case, notwithstanding whether any such Lien is granted (or secures indebtedness relating to the period) before or after the commencement of any Insolvency or Liquidation Proceeding), and notwithstanding any provision of the UCC, or any applicable law or any provisions of the Revolving Loan Documents or the Merger Loan Documents:

(i)     Merger Loan Agent, for itself and on behalf of the other Merger Loan Secured Parties, hereby agrees that:

(A)     any Lien on the Revolving Loan Priority Collateral securing the Revolving Loan Debt now or hereafter held by or for the benefit or on behalf of Revolving Loan Lender or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Revolving Loan Priority Collateral securing the Merger Loan Debt now or hereafter held by or for the benefit or on behalf of any Merger Loan Secured Party or any agent or trustee therefor; and

(B)     any Lien on the Revolving Loan Priority Collateral securing any of the Merger Loan Debt now or hereafter held by or for the benefit or on behalf of any Merger Loan Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Revolving Loan Priority Collateral securing any Revolving Loan Debt.

(b)     Revolving Loan Lender agrees that Revolving Loan Lender does not have, and shall not have, any Lien on the Merger Loan Priority Collateral, as security for the Revolving Loan Debt. Revolving Loan Lender covenants that neither it nor any of the Revolving Loan Secured parties shall demand or accept any liens or security interests on any Collateral other than the Revolving Loan Priority Collateral prior to the Discharge of Merger Loan Debt.

(c)     As between Revolving Loan Lender and Merger Loan Secured Parties, the terms of this Agreement, including the priorities set forth above, shall govern even if part or all of the Revolving Loan Debt or Merger Loan Debt or the Liens securing payment and performance thereof are not attached or perfected or are subordinated, avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

2.3     Prohibition on Contesting Liens. Each of Revolving Loan Lender and Merger Loan Agent, for itself and on behalf of the other Merger Loan Secured Parties, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or for the benefit or on behalf of Revolving Loan Lender in any Revolving Loan Priority Collateral or by or on behalf of any Merger Loan Secured Party in any Collateral, as the case may be; provided, that, nothing in this Agreement shall be construed to prevent or impair the rights of Revolving Loan Lender or Merger Loan Secured Parties to enforce this Agreement.

2.4     Liens and Agreements. The parties hereto agree, subject to the other provisions of this Agreement, upon request by Revolving Loan Lender or Merger Loan Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Revolving Loan Priority Collateral and the Merger Loan Priority Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Merger Loan Documents and the Revolving Loan Documents.

Section 3.        Enforcement.

3.1     Exercise of Rights and Remedies.

(a)     Merger Loan Agent, for itself and on behalf of the other Merger Loan Secured Parties:

(i)     will not, so long as the Discharge of Revolving Loan Debt has not occurred, enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff or notification of account debtors) with respect to any Revolving Loan Priority Collateral (including the enforcement of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement to which Merger Loan Agent or any other Merger Loan Secured Party is a party relating to the Revolving Loan Priority Collateral) or commence or join with any Person (other than Revolving Loan Lender with its consent) in commencing, or filing a petition for, any action or proceeding with respect to such rights or remedies provided that following expiration of 270 days after delivery of notice by the Merger Loan Agent to the Revolving Loan Lender of the occurrence of a Merger Loan Event of Default (which such default has not been waived or cured during such 270 day period) the provisions of this Section 3(a)(i) shall cease to apply and Merger Loan Agent shall be permitted to exercise rights and remedies with respect to the Revolving Loan Priority Collateral (collectively, the “Merger Loan Revolving Loan Lien Enforcement Action”), subject in all respects to the priorities set forth in this Agreement; provided, further, that if the Revolving Loan Lender shall have commenced and is pursuing rights and remedies in good faith and in a commercially reasonable manner with respect to the Revolving Loan Priority Collateral, then Merger Loan Agent shall be precluded from enforcing rights and remedies with respect thereto;

(ii)     will not contest, protest or object to any foreclosure action or proceeding brought by Revolving Loan Lender or any other enforcement or exercise by Revolving Loan Lender of any rights or remedies relating solely to the Revolving Loan Priority Collateral under the Revolving Loan Documents or otherwise, so long as the Liens of Merger Loan Agent attach to the proceeds thereof subject to the relative priorities set forth in Section 2.2 and such actions or proceedings are being pursued in good faith;

(iii)     will not object to the forbearance by Revolving Loan Lender from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to any of the Revolving Loan Priority Collateral;

(iv)     will not, so long as the Discharge of Revolving Loan Debt has not occurred and except for actions permitted under Section 3.1(a)(i) above, take or receive any Revolving Loan Priority Collateral, or any proceeds thereof or payment with respect thereto, in each case in connection with the exercise of any right or remedy (including any right of setoff) with respect to any Revolving Loan Priority Collateral; it being understood and agreed that payments made by Merger Loan Borrower in respect of the Merger Loan Debt with cash or proceeds of loans or advances under the Revolving Loan Documents or from Proceeds of the Revolving Loan Priority Collateral shall not constitute a breach of this Section 3.1(a)(iv) or any other provision of this Agreement;

(v)     agrees that no covenant, agreement or restriction contained in any Merger Loan Document shall be deemed to restrict in any way the rights and remedies of Revolving Loan Lender with respect to the Revolving Loan Priority Collateral as set forth in this Agreement and the Revolving Loan Documents;

(vi)     will not object to the manner in which Revolving Loan Lender may seek to enforce or collect the Revolving Loan Debt or the Liens of Revolving Loan Lender with respect to the Revolving Loan Priority Collateral, regardless of whether any action or failure to act by or on behalf of Revolving Loan Lender is, or could be, adverse to the interests of Merger Loan Secured Parties, and will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Revolving Loan Priority Collateral or any other rights a junior secured creditor may have under applicable law with respect to the matters described in this clause (vi); provided, that, at all times Revolving Loan Lender is acting in good faith and in a commercially reasonable manner; and

(vii)     will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge the validity or enforceability of any Revolving Loan Debt or any Lien of Revolving Loan Lender or this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

(b)     Revolving Loan Lender:

(i)     will not, so long as the Discharge of Merger Loan Debt has not occurred, enforce or exercise, or seek to enforce or exercise, any rights or remedies with respect to any Merger Loan Priority Collateral or commence or join with any Person (other than Merger Loan Agent with its consent) in commencing, or filing a petition for, any action or proceeding with respect to such rights or remedies;

(ii)     will not contest, protest or object to any foreclosure action or proceeding brought by Merger Loan Agent or any other Merger Loan Secured Party, or any other enforcement or exercise by any Merger Loan Secured Party of any rights or remedies relating solely to the Merger Loan Priority Collateral under the Merger Loan Documents or otherwise;

(iii)     will not object to the forbearance by Merger Loan Agent or the other Merger Loan Secured Parties from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to any of the Merger Loan Priority Collateral;

(iv)     will not, so long as the Discharge of Merger Loan Debt has not occurred, take or receive any Merger Loan Priority Collateral, or any proceeds thereof or payment with respect thereto, in each case, in connection with the exercise of any right or remedy (including any right of setoff) with respect to any Merger Loan Priority Collateral or in connection with any insurance policy award or any condemnation award (or deed in lieu of condemnation);

(v)     agrees that no covenant, agreement or restriction contained in any Revolving Loan Document shall be deemed to restrict in any way the rights and remedies of Merger Loan Agent or the other Merger Loan Secured Parties with respect to the Collateral as set forth in this Agreement and the Merger Loan Documents;

(vi)     will not object to the manner in which Merger Loan Agent or any other Merger Loan Secured Party may seek to enforce or collect the Merger Loan Debt or the Liens of such Merger Loan Secured Party with respect to the Merger Loan Priority Collateral, regardless of whether any action or failure to act by or on behalf of Merger Loan Agent or any other Merger Loan Secured Party is, or could be, adverse to the interests of Revolving Loan Lender, and will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Merger Loan Priority Collateral or any other rights a junior creditor may have under applicable law with respect to the matters described in this clause (vi); provided, that, at all times Merger Loan Agent is acting in good faith and in a commercially reasonable manner; and

(vii)     will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge the validity or enforceability of any Merger Loan Debt or any Lien of Merger Loan Agent or this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

(c)           Notwithstanding the foregoing clauses (a) and (b), each of Merger Loan Agent and Revolving Loan Lender may:

(i)     file a claim or statement of interest with respect to the Revolving Loan Debt or Merger Loan Debt, as the case may be; provided that an Insolvency or Liquidation Proceeding has been commenced by or against Borrower or any other Grantor;

(ii)     take any action (not adverse to the priority status of the Liens as set forth in this Agreement) in order to create, perfect, preserve or protect (but not enforce) its Lien on any its respective Collateral;

(iii)     file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of Revolving Loan Lender or Merger Loan Secured Parties represented by it, including any claims secured by the Collateral, if any, or otherwise make any agreements or file any motions or objections pertaining to the claims of such Secured Parties, in each case in accordance with the terms of this Agreement;

(iv)     file any pleadings, objections, motions or agreements which assert rights or interests that are available to unsecured creditors of the Grantors (but expressly excluding the commencement of an Insolvency or Liquidation Proceeding against Borrower or any other Grantor), in each case, in accordance with applicable law and in a manner not inconsistent with the terms of this Agreement;

(v)     vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement;

(vi)     inspect or appraise each’s respective Collateral (and to engage or retain investment bankers or appraisers for the sole purposes of appraising or valuing the Collateral), or receive information or reports concerning the Collateral;

(vii)     take any action to the extent necessary to prevent the running of any applicable statute of limitation or similar restriction on claims, or to assert a compulsory cross-claim or counterclaim against Borrower or any other Grantor;

(viii)     take any action to seek and obtain specific performance or injunctive relief to compel Borrower or any other Grantor to comply with (or not violate or breach) an obligation under the Revolving Loan Documents or the Merger Loan Documents, as applicable, so long as it is not accompanied by a claim for monetary damages or collection action or is not in violation of the provisions of this Agreement;

(ix)     Merger Loan Agent may join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Revolving Loan Priority Collateral initiated by the Revolving Loan Lender to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with such proceeding by such other Agent with respect to its Priority Collateral;

(x)     enforce the terms of any subordination agreement with respect to any indebtedness subordinated to such Person; or

(xi)     cash or credit bid for their respective Collateral provided, that if the Merger Loan Agent wishes to bid for Revolving Loan Priority Collateral it must cause there to be a Discharge of the Merger Loan Debt at the closing on the purchase of such Revolving Loan Priority Collateral.

3.2     Rights as Unsecured Creditors. To the extent not expressly inconsistent with the terms hereof, both Agents and the Secured Parties on whose behalf such Agent acts, may exercise rights and remedies as an unsecured creditor against any Grantor in accordance with the terms of their respective Documents and applicable law. For purposes hereof, the rights of an unsecured creditor do not include a creditor that holds a judgment lien. Nothing in this Agreement shall prohibit the receipt by either Agent or any of the other Secured Parties of payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by such Agent or any other Secured Party of foreclosure rights or other remedies as a secured creditor or enforcement in contravention of this Agreement of any Lien held by any of them or any other act in contravention of this Agreement. Until the discharge of the Merger Loan Debt, the Revolving Loan Lender shall not obtain a lien by way of judgment, execution, levy, attachment or otherwise on any of the Merger Loan Priority Collateral.

3.3     Release of Second Priority Liens.

(a)     Upon the sale, transfer or other Disposition of any Revolving Loan Priority Collateral as directed by or with the consent of Revolving Loan Lender, (1) in a transaction permitted under the Revolving Loan Agreement (as in effect as of the date hereof) and each other Revolving Loan Document (if any); or (2) during the existence of any Release Event–Revolving Loan Priority Collateral, Merger Loan Agent shall:

(i)     be deemed to have automatically and without further action released and terminated any subordinate Liens it may have on Revolving Loan Priority Collateral; provided, that, the first-priority Liens of Revolving Loan Lender on the Revolving Loan Priority Collateral are released at the same time, and provided further, that Merger Loan Agent’s junior Lien shall remain in place with respect to any proceeds of such sale, transfer or other Disposition under this clause (a)(i) that remain after the Discharge of Revolving Loan Debt (in the case of Revolving Loan Priority Collateral); and provided, further, that the proceeds of such sale, transfer or other Disposition shall be applied in accordance with Section 4.1 hereof;

(ii)     upon request of the Revolving Loan Agent, file UCC amendments and terminations covering such Revolving Loan Priority Collateral so sold or otherwise disposed of with respect to the UCC financing statements between any Grantor and Merger Loan Agent to evidence such release and termination; and

(iii)     promptly upon the request of Revolving Loan Lender, execute and deliver such other release documents and confirmations of the authorization to file UCC amendments and terminations provided for herein, in each case as Revolving Loan Lender may require in connection with such sale or other Disposition by Revolving Loan Lender, Revolving Loan Lender’s agents or any Grantor with the consent of Revolving Loan Lender to evidence and effectuate such termination and release; provided, that, any such release or UCC amendment or termination by or on behalf of Merger Loan Agent shall not extend to or otherwise affect any of the rights, if any, of Merger Loan Agent to the proceeds from any such sale or other Disposition of such Revolving Loan Priority Collateral upon the Discharge of Revolving Loan Debt. Nothing contained in this Agreement shall be construed to modify the obligation of Revolving Loan Lender to act in a commercially reasonable manner in the exercise of its rights to sell, lease, license, exchange, transfer or otherwise dispose of any Revolving Loan Priority Collateral.

3.4     Insurance and Condemnation Awards.

(a)     So long as the Discharge of Revolving Loan Debt has not occurred, Revolving Loan Lender shall have the sole and exclusive right, subject to the rights of Grantors under the Revolving Loan Documents, to settle and adjust claims in respect of the Revolving Loan Priority Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation in respect of the Revolving Loan Priority Collateral. So long as the Discharge of Revolving Loan Debt has not occurred, all proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall first, be paid to Revolving Loan Lender to the extent required under the Revolving Loan Documents, second, be paid to Merger Loan Agent for the benefit of Merger Loan Secured Parties to the extent required under the applicable Merger Loan Documents and third, if no Merger Loan Debt is outstanding, be paid to the owner of the subject property or as a court of competent jurisdiction may otherwise direct or may otherwise be required by applicable law. Until the Discharge of Revolving Loan Debt, if Merger Loan Agent or any other Merger Loan Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall pay such proceeds over to Revolving Loan Lender in accordance with the terms of Section 4.2.

(b)     So long as the Discharge of Merger Loan Debt has not occurred, Merger Loan Agent and the other Merger Loan Secured Parties shall have the sole and exclusive right, subject to the rights of Grantors under the Merger Loan Documents, to settle and adjust claims in respect of the Merger Loan Priority Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation in respect of the Merger Loan Priority Collateral. So long as the Discharge of Merger Loan Debt has not occurred, all proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall first, be paid to Merger Loan Agent for the benefit of Merger Loan Secured Parties to the extent required under the Merger Loan Documents, and second, be paid to the owner of the subject property or as a court of competent jurisdiction may otherwise direct or may otherwise be required by applicable law. Until the Discharge of Merger Loan Debt, if Revolving Loan Lender shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall pay such proceeds over to Merger Loan Agent in accordance with the terms of Section 4.2.

(c)     In the event that any proceeds are derived from any insurance policy that covers Revolving Loan Priority Collateral and Merger Loan Priority Collateral, Revolving Loan Lender and Merger Loan Agent will work jointly and in good faith to (x) collect, adjust or settle (subject to the rights (if any) of the Grantors under the Revolving Loan Documents and the Merger Loan Documents) any claim under the relevant insurance policy; and (y) to apply the proceeds of such insurance policy in accordance with the provisions and priorities of this Section 3.

(d)     To effectuate the foregoing, Grantors shall provide Revolving Loan Lender and Merger Loan Agent with separate lender’s loss payable endorsements naming themselves as lender’s loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder.

3.5           Notices.

(a)     Revolving Loan Lender and Merger Loan Agent agree to endeavor to give to the other Agent (i) copies of any notice of the occurrence of an “Event of Default” under the Revolving Loan Documents or Merger Loan Documents, respectively, simultaneously with the sending of such notice to Borrower and (ii) notice if such Agent takes any Enforcement Action under the Revolving Loan Documents or Merger Loan Documents, respectively, but, in either case, the failure to do so shall not affect the validity of such notice or create a cause of action against the Agent failing to give such notice or create any claim or right on behalf of any third party or affect the relative priorities of Revolving Loan Lender’s and Merger Loan Agent’s Liens on the Collateral. The sending or receipt of such notice set forth in (i) above shall not obligate the recipient to cure such Event of Default.

Section 4.              Payments.

4.1           Application of Proceeds.

(a)     Until Payment in Full of the Revolving Loan Debt, the Revolving Loan Priority Collateral or proceeds thereof received in connection with a Disposition thereof described in Section 3.3(a), or any Revolving Loan Lien Enforcement Action or Merger Loan Revolving Loan Lien Enforcement Action on such Revolving Loan Priority Collateral (including, without limitation, in connection with any Release Event-Revolving Loan Priority Collateral), shall be applied in the following order of priority:

(i)     first, to permanently reduce the Revolving Loan Debt (and corresponding commitment) and for cash collateral as required under the Revolving Loan Documents as in effect on the date hereof or otherwise permitted hereunder, and in such order as specified in the applicable Revolving Loan Documents as in effect on the date hereof (or if none is specified, to the Revolving Loan Debt in such order as determined by Revolving Loan Lender) up to, as to the principal portion of the Revolving Loan Debt, the Revolving Loan Principal Debt Cap, provided further that a permanent commitment reduction shall occur to the extent of any principal payments occurring after the commencement of any Insolvency or Liquidation Proceeding or of any Lien Enforcement Action except as provided in Section 6.3(b)) until the Discharge of Revolving Loan Debt has occurred;

(ii)     second, to the Merger Loan Debt in such order as specified in the applicable Merger Loan Documents as in effect on the date hereof until the Discharge of Merger Loan Debt has occurred; and

(iii)     third, to the Revolving Loan Agent to the payment of any Excess Revolving Loan Principal Debt.

(b)     To the extent permitted under applicable law and without risk of legal liability to Revolving Loan Lender, if at any time Revolving Loan Lender is not entitled to have a first priority Lien upon any Revolving Loan Priority Collateral under Section 2.2 hereof, Revolving Loan Lender shall deliver to Merger Loan Agent, without representation or recourse, any proceeds of Revolving Loan Priority Collateral held by it at such time in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by Merger Loan Agent to the Merger Loan Debt in such order as specified in the relevant Merger Loan Documents. The provisions of this Section 4.1 are intended solely to govern the respective Lien priorities as between Merger Loan Agent and Revolving Loan Lender and shall not impose on any Agent or any other Secured Party any obligations in respect of the disposition of proceeds of foreclosure on any Revolving Loan Priority Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law.

4.2     Payments Over.

(a)     So long as the Discharge of Revolving Loan Debt has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, Merger Loan Agent agrees, for itself and on behalf of the other Merger Loan Secured Parties, that any Revolving Loan Priority Collateral or proceeds thereof received by Merger Loan Agent or any other Merger Loan Secured Party (including any right of set-off) with respect to the Revolving Loan Priority Collateral, and including in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), in each case in connection with (i) the exercise of any right, power or remedy (including a Lien Enforcement Action) relating to the Revolving Loan Priority Collateral, or (ii) an Insolvency or Liquidation Proceeding commenced with respect to any Grantor or its assets, in each case in contravention of this Agreement, shall be segregated and held in trust and promptly transferred or paid over to Revolving Loan Lender for the benefit of Revolving Loan Lender in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct. Any payments made by any Grantor in respect of the Merger Loan Debt with proceeds of loans or advances under the Revolving Loan Documents or from Proceeds of the Revolving Loan Priority Collateral shall not be required to be transferred or paid over to Revolving Loan Lender.

(b)     Revolving Loan Lender agrees, for itself and on behalf of the other Revolving Loan Secured Parties, that any Merger Loan Priority Collateral or proceeds thereof received by Revolving Loan Agent or any other Revolving Loan Secured Party (including any right of set-off) including in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) shall be segregated and held in trust and promptly transferred or paid over to Merger Loan Agent for the benefit of the Merger Loan Secured Parties in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct. This provision shall apply with equal force to the extent that any Proceeds of Merger Loan Priority Collateral are deposited into any deposit accounts subject to the control of the Revolving Loan Lender notwithstanding Revolving Loan Lender’s senior lien on such deposit account and any Insolvency or Liquidation Proceeding commenced with respect to any Grantor or its assets.

4.3     Mixed Proceeds. Notwithstanding anything contained in this Agreement to the contrary, in the event of any Disposition or series of related Dispositions of both Revolving Loan Priority Collateral and Merger Loan Priority Collateral as part of a single Disposition or series of Dispositions, in which the aggregate sales price of the Collateral being sold is not allocated between Revolving Loan Priority Collateral and Merger Loan Priority Collateral pursuant to a written agreement (other than this Agreement) between Revolving Loan Lender and Merger Loan Agent, then solely for purposes of this Agreement, Revolving Loan Lender and Merger Loan Agent will work in good faith to allocate the proceeds of such Disposition in accordance with the provisions and priorities of this Agreement (including Section 2.2 hereof).  Nothing in this paragraph shall obligate any holder of Priority Debt to release any of its Liens with respect to its Priority Collateral in connection with any Disposition that is subject to the provisions of this Section 4.3 unless with respect to Revolving Loan Lender, Payment in Full of the Revolving Loan Priority Debt has occurred or with respect to Merger Loan Secured Parties, Payment in Full of the Merger Loan Priority Debt has occurred.

4.4     Extraordinary Receipts. Anything in the Merger Loan Documents or the Revolving Loan Documents to the contrary notwithstanding, at any time prior to the Discharge of Revolving Loan Debt or prior to the Discharge of Merger Loan Debt, the proceeds of any Extraordinary Receipts shall paid to the Merger Loan Agent for application to the Merger Loan Debt. Revolving Loan Lender agrees to provide the Merger Loan Agent with prompt notice of the receipt of any Extraordinary Receipts and agrees to remit to the Merger Loan Agent, for the benefit of the Merger Loan Secured Parties, the Extraordinary Receipts as provided for herein.

4.5     Ordinary Course Payments.

(a)     Nothing in this Agreement shall prohibit the receipt by Merger Loan Agent or any other Merger Loan Secured Parties of the payments of principal, interest, fees, indemnities and expenses from a Grantor in respect of the Merger Loan Debt (as in effect on the date hereof or as amended, modified, supplemented or refinanced in accordance with this Agreement) so long as such receipt is not the direct or indirect result of the exercise by Merger Loan Agent or any Merger Loan Secured Parties of any rights or remedies as a secured creditor (including an Enforcement Action) with respect to Revolving Loan Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies Revolving Loan Lender may have against the Grantors (as opposed to the Collateral) under the Revolving Loan Documents.

(b)     Nothing in this Agreement shall prohibit the receipt by Revolving Loan Lender of the payments of principal, interest, fees, indemnities and expenses from a Grantor in respect of the Revolving Loan Debt (as in effect on the date hereof or as amended, modified, supplemented or refinanced in accordance with this Agreement) so long as such receipt is not the direct or indirect result of the exercise by Revolving Loan Lender of any rights or remedies as a secured creditor (including an Enforcement Action) with respect to Merger Loan Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies Merger Loan Agent or Merger Loan Secured Parties may have against the Grantors (as opposed to the Collateral) under the Merger Loan Documents.

(c)     Revolving Loan Lender acknowledges, confirms and agrees that any Merger Loan Priority Collateral purchased with the proceeds of any loans or advances under the Revolving Loan Agreement which are used to purchase or acquire any Merger Loan Priority Collateral (including, without limitation, equipment, inventory, general intangibles or real property) shall not constitute proceeds of Revolving Loan Priority Collateral.

Section 5.        Bailee for Perfection.

5.1     Revolving Loan Lender as Bailee.

(a)     Until the Discharge of Revolving Loan Debt has occurred, Revolving Loan Lender shall be entitled to deal with that portion of the Pledged Collateral constituting Revolving Loan Priority Collateral in accordance with the terms of the Revolving Loan Documents. The rights of Merger Loan Agent to such Pledged Collateral shall at all times be subject to the terms of this Agreement and to Revolving Loan Lender’s rights under the Revolving Loan Documents. As to that portion of the Pledged Collateral that constitutes Merger Loan Priority Collateral (including, without limitation, proceeds from the sale of equipment, inventory, general intangibles etc.), the rights of the Revolving Loan Lender shall at all times be subject to the terms of this Agreement and the Merger Loan Agent’s rights under the Merger Loan Documents.

(b)     Revolving Loan Lender shall have no obligation whatsoever to Merger Loan Agent or any other Merger Loan Secured Party to assure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5. The duties or responsibilities of Revolving Loan Lender under this Section 5 shall be limited solely to holding the Pledged Collateral as bailee and agent for and on behalf of Merger Loan Agent for purposes of perfecting the Lien held by Merger Loan Agent.

(c)     Revolving Loan Lender shall not have by reason of the Revolving Loan Documents, the Merger Loan Documents or this Agreement or any other document a fiduciary relationship in respect of Merger Loan Agent or any of the other Merger Loan Secured Parties and shall not have any liability to Merger Loan Agent or any other Merger Loan Secured Party in connection with its holding the Pledged Collateral, other than as expressly provided for herein and other than for its gross negligence or willful misconduct as determined by a final, non-appealable order of a court of competent jurisdiction.

5.2     Deposit Accounts. In the case of any deposit accounts subject to Control Agreements (as such term is defined in the Revolving Loan Documents), after the occurrence of the Discharge of the Revolving Loan Debt, and to the extent that the Merger Loan Debt remains outstanding, Revolving Loan Lender agrees, at the request of Merger Loan Agent and at the expense of Grantors, to, with respect to such deposit accounts, promptly deliver written notice to the bank at which deposit accounts are maintained that such account(s) remain subject to a Lien in favor of Merger Loan Agent and Revolving Loan Lender is no longer the secured party under such Control Agreements or otherwise entitled to act under such Control Agreement, from the date of such notice and at all times thereafter until the Discharge of Merger Loan Debt or Merger Loan Agent instructs the bank at which such deposit accounts are maintained otherwise, that Merger Loan Agent is to be deemed the secured party for all purposes in connection with such Control Agreement and that the applicable bank is to follow the directions of Merger Loan Agent for all purposes in connection with such deposit accounts; and cooperate in good faith with the Merger Loan Agent in order to transition “control” over the Pledged Collateral to the Merger Loan Agent and shall execute and deliver to the Merger Loan Agent such documents, instruments and agreements as the Merger Loan Agent may reasonably request in order to obtain control over such Pledged Collateral

Section 6.     Insolvency or Liquidation Proceedings

6.1     Insolvency Events. In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property of Borrower or any other Grantor or the Proceeds thereof to the creditors of Borrower or any other Grantor, or the readjustment of any of the Claims, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of any of the Claims, or the application of the property of Borrower or any other Grantor to the payment or liquidation thereof, or upon the dissolution or other winding up of Borrower’s or any other Grantor’s business, or upon the sale of all or any substantial part of Borrower’s or any other Grantor’s property (any of the foregoing being hereinafter referred to as an “Insolvency Event”), this Agreement shall continue to be applicable and all references herein to Borrower or Grantor shall be deemed to apply to Borrower and such Grantor as debtor-in-possession. The provisions of Section 2.2 and Section 4.1 shall continue to apply in any Insolvency Event.

6.2     Reinstatement. This Agreement shall continue to govern the relative rights and priorities of the parties hereto even if all or part of the Revolving Loan Debt or the Merger Loan Debt or the Liens securing the Revolving Loan Debt or the Merger Loan Debt, as applicable, are subordinated, set aside, avoided or disallowed in connection with any such Insolvency Event. This Agreement shall be reinstated in full force and effect if at any time any payment of any of the Revolving Loan Debt or Merger Loan Debt or the Liens of the applicable Secured Parties are rescinded, avoided or otherwise returned or set aside (including by settlement of any claim for such avoidance or rescission or similar recovery) by the applicable Secured Party, or any of their representatives, and the Revolving Loan Debt or the Merger Loan Debt, as applicable, or portion thereof, intended to have been satisfied shall be deemed to be reinstated (concurrently with the reinstatement of the Liens of the applicable Secured Party securing such Revolving Loan Debt or Merger Loan Debt, respectively) and outstanding as if such payment had not occurred.

6.3     Covenants of Merger Loan Secured Parties and Merger Loan Agent. In the event of an Insolvency Event, so long as the Discharge of Revolving Loan Debt has not occurred, each of Merger Loan Agent and Merger Loan Secured Parties agrees that it shall:

(a)     not object to, contest or oppose (or support any other Person in objecting to, contesting or opposing), and waives any right to object to, contest or oppose, any sale, transfer or other disposition (including, without limitation, any procedures proposed in respect of any sale, transfer or other disposition) of any of all or any part of the Revolving Loan Priority Collateral free and clear of Liens or other claims or interests of Merger Loan Secured Parties under Section 363 of the Bankruptcy Code or any other applicable law if Revolving Loan Lender has consented to such sale, transfer or disposition (and/or the sale procedures in respect thereof) provided that the liens of the Merger Loan Agent on such Revolving Loan Priority shall attach to the proceeds of such sale in accordance with the priorities set forth in this Agreement;

(b)     not assert (or support any other Person in asserting) in any manner any right it may have to adequate protection of its Lien or interests in any Revolving Loan Priority Collateral absent written consent or direction of Revolving Loan Lender provided that the Merger Loan Agent may demand and accept second priority replacement liens on such Revolving Loan Priority Collateral as adequate protection;

(c)     except as permitted in (b) above, promptly segregate and turn over to Revolving Loan Lender any adequate protection of its Lien or interests in any Revolving Loan Priority Collateral that it receives, directly or indirectly, to the extent adequate protection is otherwise granted by a court of competent jurisdiction notwithstanding subsection (c) above;

(d)     not assert or enforce, at any time when the Discharge of Revolving Loan Debt has not occurred, any claim under Section 506(c) of the Bankruptcy Code for costs or expenses of preserving or disposing of any Revolving Loan Priority Collateral; and

(e)     not object to, contest or oppose (or support any other Person in objecting to, contesting or opposing) in any manner the exercise by Revolving Loan Lender of the right to “credit bid” pursuant to Section 363(k) of the Bankruptcy Code or other applicable law; provided that in order for any Merger Loan Secured Party to exercise any rights under Section 363(k) of the Bankruptcy Code in respect of the Revolving Loan Priority Collateral, there must be a Discharge of Revolving Loan Debt upon the first closing of the consummation of the sale to any Merger Loan Secured Party.

6.4     Covenants of Revolving Loan Lender. In the event of an Insolvency Event, so long as the Discharge of Merger Loan Debt has not occurred, Revolving Loan Lender agrees that it shall:

(a)     not object to, contest or oppose (or support any other Person in objecting to, contesting or opposing), and waives any right to object to, contest or oppose, any sale, transfer or other disposition (including, without limitation, any procedures proposed in respect of any sale, transfer or other disposition) of any of all or any part of the Merger Loan Priority Collateral free and clear of claims or interests of Revolving Loan Secured Parties under Section 363 of the Bankruptcy Code or any other applicable law if Merger Loan Agent and/or Merger Loan Secured Parties have consented to such sale, transfer or disposition (and/or the sale procedures in respect thereof); and

(b)     not object to, contest or oppose (or support any other Person in objecting to, contesting or opposing) in any manner the exercise by any of Merger Loan Agent or Merger Loan Secured Parties of the right to “credit bid” pursuant to Section 363(k) of the Bankruptcy Code or other applicable law.

Section 7.     Access and Use of Priority Collateral. In the event that Merger Loan Agent shall, in the exercise of its rights under the Merger Loan Documents or otherwise, receive possession or control of any books and records of any Grantor which contain information identifying or pertaining to any of the Revolving Loan Priority Collateral, Merger Loan Agent shall, upon request from Revolving Loan Lender, promptly, either make available to Revolving Loan Lender such books and records for inspection and duplication or provide to Revolving Loan Lender copies thereof. In the event that Revolving Loan Lender shall, in the exercise of its rights under the Revolving Loan Documents or otherwise, receive possession or control of any books and records of any Grantor which contain information identifying or pertaining to any of the Merger Loan Priority Collateral, Revolving Loan Lender shall, upon request from Merger Loan Agent promptly, either make available to Merger Loan Agent such books and records for inspection and duplication or provide Merger Loan Agent copies thereof. Merger Loan Agent agrees that if it or its nominee should acquire possession of any Grantor’s facilities including any premises owned or leased by any Grantor, then it will permit Revolving Loan Lender access to such facilities for the purpose of examining and copying the records relating to the Revolving Loan Priority Collateral and pursuing its rights and remedies against the Revolving Loan Priority Collateral.

Section 8.        Reliance; Waivers; etc.

8.1     Reliance.

(a)     The consent by Revolving Loan Lender to the execution and delivery of the Merger Loan Documents and the grant to Merger Loan Agent on behalf of Merger Loan Secured Parties of a Lien on the Collateral and all loans and other extensions of credit made or deemed made prior to, on and after the date hereof by Merger Loan Secured Parties to any Grantor shall be deemed to have been given and made in reliance upon this Agreement.

(b)     The consent by Merger Loan Secured Parties to the execution and delivery of the Revolving Loan Documents and the grant to Revolving Loan Lender of a Lien on the Revolving Loan Priority Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by Revolving Loan Lender to any Grantor shall be deemed to have been given and made in reliance upon this Agreement.

8.2     No Warranties or Liability.

(a)     Merger Loan Agent, for itself and on behalf of the other Merger Loan Secured Parties, acknowledges and agrees that Revolving Loan Lender has made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Revolving Loan Documents, the ownership of any Revolving Loan Priority Collateral or the perfection or priority of any Liens thereon. Merger Loan Agent agrees, for itself and on behalf of the other Merger Loan Secured Parties, that Revolving Loan Lender will be entitled to manage and supervise its respective loans and extensions of credit under the Revolving Loan Documents in accordance with law and as they may otherwise, in its sole discretion, deem appropriate, and Revolving Loan Lender may manage its loans and extensions of credit without regard to any rights or interests that Merger Loan Agent or any of the other Merger Loan Secured Parties have in the Revolving Loan Priority Collateral or otherwise, except as otherwise provided in this Agreement. Revolving Loan Lender shall not have any duty to Merger Loan Agent or any of the other Merger Loan Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Merger Loan Documents), regardless of any knowledge thereof which it may have or with which it may be charged.

(b)     Revolving Loan Lender, acknowledges and agrees that each of Merger Loan Agent and the other Merger Loan Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Merger Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Revolving Loan Lender agrees, that Merger Loan Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Merger Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and Merger Loan Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that Revolving Loan Lender have in the Collateral or otherwise, except as otherwise provided in this Agreement. Neither Merger Loan Agent nor any of the other Merger Loan Secured Parties shall have any duty to Revolving Loan Lender to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Revolving Loan Documents), regardless of any knowledge thereof which they may have or with which they may be charged.

8.3     No Waiver of Lien Priorities.

(a)     No right of Revolving Loan Lender to enforce any provision of this Agreement or any of the Revolving Loan Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by Revolving Loan Lender, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Revolving Loan Documents or any of the Merger Loan Documents, regardless of any knowledge thereof which Revolving Loan Lender or any of the other Revolving Loan Lender may have or be otherwise charged with.

(b)     No right of Merger Loan Agent or any of the other Merger Loan Secured Parties to enforce any provision of this Agreement or any of the Merger Loan Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by Merger Loan Agent or any other Merger Loan Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Merger Loan Documents or any of the Revolving Loan Documents, regardless of any knowledge thereof which Merger Loan Agent or any of the other Merger Loan Secured Parties may have or be otherwise charged with.

(c)     Merger Loan Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Revolving Loan Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(d)     Revolving Loan Lender agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Merger Loan Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

8.4     Amendments to Documents.

(a)     Without in any way limiting the generality of Section 8.3(a) above (but subject to the rights of the Grantors under the Revolving Loan Documents), Revolving Loan Lender may, at any time and from time to time, without the consent of, or notice to, Merger Loan Agent or any other Merger Loan Secured Party, without incurring any liabilities to Merger Loan Agent or any other Merger Loan Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of Merger Loan Agent or any other Merger Loan Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(i)     change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Revolving Loan Debt or any Lien on any Revolving Loan Priority Collateral or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens (but subject to Section 2.2(b) herein) held by Revolving Loan Lender, the Revolving Loan Debt or any of the Revolving Loan Documents; except, that, absent the prior written consent of Merger Loan Agent, Revolving Loan Lender shall not consent to any amendment, modification or waiver to the Revolving Loan Documents (or to any refinancing as provided under Section 9.3 hereof) that:

(A)     results in any amendment to the definition of “Commitment Expiration Date” in the Revolving Loan Agreement that causes the “Commitment Expiration Date” to become a date earlier than the date that is currently set forth in the Revolving Loan Agreement as in effect on the date hereof, increases the “Applicable Margins”, similar component of the interest rate, or by modifying the method of computing interest, or a letter of credit, commitment, facility, utilization, or similar fee or premium by adding any new fee or premium so that the combined interest rate, fees and premiums under the Revolving Loan Agreement in a manner that would result in the total yield on the Revolving Loan Debt to exceed by more than three (3%) percent per annum the total yield on the Revolving Loan Debt as in effect on the date hereof (excluding increases resulting from the accrual or payment of interest at the default rate and increases resulting from changes in the applicable reference rate),

(B)     modifies or adds any covenant or event of default under the Revolving Loan Documents that directly restricts any Grantor or its subsidiaries from making payments of the Merger Loan Debt that would otherwise be permitted under the Revolving Loan Documents as in effect on the date hereof,

(C)     except for permitted liens or permitted encumbrances as provided for under the Revolving Loan Documents (as in effect on the date hereof), contractually subordinates the Liens of Revolving Loan Lender in the Revolving Loan Priority Collateral to any other secured obligations of Grantors secured by Liens in the Revolving Loan Priority Collateral,

(D)     increases the Facility Cap (as defined in the Revolving Loan Documents) or revolving loan commitments in excess of $1,200,000 absent the written consent of the Merger Loan Agent in the exercise of Merger Loan Agent’s sole discretion, or

(E)     contravenes the provisions of this Agreement;

(ii)     sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Revolving Loan Priority Collateral or any liability of any Grantor to Revolving Loan Lender, or any liability incurred directly or indirectly in respect thereof in accordance with the terms hereof; or

(iii)     exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor or any Revolving Loan Priority Collateral and any security and any guarantor or any liability of any Grantor to Revolving Loan Lender or any liability incurred directly or indirectly in respect thereof.

(b)     Without in any way limiting the generality of Section 8.3(b) above (but subject to the rights of the Grantors under the Merger Loan Documents), Merger Loan Agent and any of the other Merger Loan Secured Parties may, at any time and from time to time, without the consent of, or notice to, Revolving Loan Lender, without incurring any liabilities to Revolving Loan Lender and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of Revolving Loan Lender is affected, impaired or extinguished thereby) do any one or more of the following:

(i)     consent to any amendment to the definition of “Merger Loan Maturity Date” in the Merger Loan Agreement that causes the “Merger Loan Maturity Date” to become a date earlier than the date that is currently set forth in the Merger Loan Agreement as in effect on the date hereof,

(ii)     changes the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Merger Loan Debt or any Lien on any Collateral or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by Merger Loan Agent or any of the other Merger Loan Secured Parties, the Merger Loan Debt or any of the Merger Loan Documents; except, that, absent the prior written consent of Revolving Loan Lender, no Merger Loan Secured Party shall consent to any amendment, modification or waiver to the Merger Loan Documents (or to any refinancing as provided under Section 9.3 hereof) that:

(A)     increases the “Contract Rate” or similar component of the cash interest rate under the Merger Loan Documents in a manner that would result in the total cash yield on the Merger Loan Debt to exceed by more than three percent (3%) the total cash yield on the Merger Loan Debt as in effect on the date hereof (excluding increases resulting from the accrual of interest at the default rate or capitalization of interest and increases resulting from changes in the applicable reference rate),

(B)     modifies or adds any covenant or event of default under the Merger Loan Documents that directly restricts any Grantor or its subsidiaries from making payments of the Revolving Loan Debt that would otherwise be permitted under the Merger Loan Documents as in effect on the date hereof, or

(C)     contravenes the provisions of this Agreement;

(iii)     sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Merger Loan Priority Collateral or any liability of any Grantor to Merger Loan Agent or any of the other Merger Loan Secured Parties, or any liability incurred directly or indirectly in respect thereof in accordance with the terms hereof; or

(iv)     exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor or any Merger Loan Priority Collateral and any security and any guarantor or any liability of any Grantor to any of Merger Loan Secured Parties or any liability incurred directly or indirectly in respect thereof.

8.5     Exclusive Means of Exercising Rights under this Agreement. Merger Loan Secured Parties (other than Merger Loan Agent) shall be deemed to have irrevocably appointed Merger Loan Agent as its exclusive agent hereunder. Consistent with such appointment, Merger Loan Secured Parties (other than Merger Loan Agent) shall be deemed to have agreed that only Merger Loan Agent (and not any individual Merger Loan Secured Party or group of Merger Loan Secured Parties) shall have the exclusive right to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement) or the Collateral; specifically, but without limiting the generality of the foregoing, each Merger Loan Secured Party or group of Merger Loan Secured Parties (other than, in each case, Merger Loan Agent), shall not be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency or Liquidation Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement) or otherwise in relation to the Collateral.

Section 9.        Miscellaneous.

9.1     Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Revolving Loan Documents or the Merger Loan Documents, the provisions of this Agreement shall govern.

9.2     Continuing Nature of this Agreement; Severability. This Agreement shall continue to be effective until the first to occur of the Discharge of Revolving Loan Debt and the Discharge of the Merger Loan Debt. This is a continuing agreement of lien subordination and the Secured Parties may continue, at any time and without notice to the other Secured Parties, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor constituting Revolving Loan Debt and/or Merger Loan Debt (as applicable) in reliance hereof, in each case in accordance with this Agreement. Each of Merger Loan Agent, for itself and on behalf of Merger Loan Secured Parties, and Revolving Loan Lender, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.3     Refinancing.

(a)     Refinancing Permitted. As an agreement among the Secured Parties only and without prejudice to any rights of the Secured Parties under the Revolving Loan Documents and Merger Loan Documents, as applicable, the Revolving Loan Debt and/or Merger Loan Debt may be refinanced in their entirety if the terms and provisions of any such refinancing debt, if instead implemented as modifications to the debt being refinanced, could be effected without the consent of the Agent to the debt not being refinanced, in accordance with the provisions of Section 8.4 hereof, and the holders of such indebtedness, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement. Revolving Loan Lender and Merger Loan Agent, for itself and on behalf of Merger Loan Secured Parties, agree, in connection with any refinancing of the Revolving Loan Debt and/or the Merger Loan Debt permitted by this Section 9.3(a), promptly to enter into such documents and agreements (including amendments or supplements to this Agreement) as Grantors may reasonably request to reflect such refinancing; provided, that, the rights and powers of the Secured Parties contemplated hereby shall not be affected thereby.

(b)     Effect of Refinancing.

(i)     If substantially contemporaneously with the Discharge of Revolving Loan Debt, Revolving Loan Borrower refinances indebtedness outstanding under the Revolving Loan Documents in accordance with the provisions of Section 9.3(a) hereof, then after written notice to Merger Loan Agent, the indebtedness and other obligations arising pursuant to such refinancing of the then outstanding indebtedness under the Revolving Loan Documents shall automatically be treated as Revolving Loan Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, the credit agreement and the other loan documents evidencing such new indebtedness shall automatically be treated as the Revolving Loan Agreement and the Revolving Loan Documents for all purposes of this Agreement and the agent under the new Revolving Loan Agreement shall be deemed to be Revolving Loan Lender for all purposes of this Agreement. Upon receipt of notice of such refinancing (including the identity of the new Revolving Loan Lender), Merger Loan Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as Revolving Loan Borrower or the new Revolving Loan Lender may reasonably request in order to provide to the new Revolving Loan Lender the rights of Revolving Loan Lender contemplated hereby.

(ii)     If substantially contemporaneously with the Discharge of Merger Loan Debt, Merger Loan Borrower refinances indebtedness outstanding under the Merger Loan Documents in accordance with the provisions of Section 9.3(a) hereof, then after written notice to Revolving Loan Lender, the indebtedness and other obligations arising pursuant to such refinancing of the then outstanding indebtedness under the Merger Loan Documents shall automatically be treated as Merger Loan Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, the credit agreement and the other loan documents evidencing such new indebtedness shall automatically be treated as the Merger Loan Agreement and the Merger Loan Documents for all purposes of this Agreement and the agent under the new Merger Loan Agreement shall be deemed to be Merger Loan Agent for all purposes of this Agreement. Upon receipt of notice of such refinancing (including the identity of the new Merger Loan Agent), Revolving Loan Lender shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as Merger Loan Borrower or the new Merger Loan Agent may reasonably request in order to provide to the new Merger Loan Agent the rights of Merger Loan Agent contemplated hereby.

9.4     Purchase Option.

Upon (a) the occurrence and continuance of any Revolving Loan Event of Default or (b) an Insolvency Event, the Merger Loan Secured Parties shall have the option by delivery of notice to the Revolving Loan Lender (a “Purchase Notice”), to purchase at par in a cash amount sufficient to result in the payment in full of all (but not less than all) of the Revolving Loan Debt. The Purchase Notice, if given, shall be irrevocable.

(1)     Not later than twenty (20) Business Days after the Purchase Notice is received by the Revolving Loan Lender, the Merger Loan Secured Parties shall purchase all (but not less than all) of the Revolving Loan Debt from the Revolving Loan Lender (the date of such purchase, the “Purchase Date”). From the date that the Revolving Loan Lender receives the Purchase Notice until the earlier of (a) the Purchase Date and (b) twenty (20) Business Days after the Purchase Notice is received by the Revolving Loan Lender, the Revolving Loan Lender shall not take any Lien Enforcement Action. On such Purchase Date, the Merger Loan Agent shall pay to the Revolving Loan Lenders in immediately available funds the full amount of all Revolving Loan Debt then outstanding.

(2)     Any purchase pursuant to the purchase option set forth in this Section 9.4 shall be expressly made without representation or warranty of any kind by the Revolving Loan Lender, except that the Revolving Loan Lender shall represent and warrant only (i) as to the principal amount of the Revolving Loan Debt being sold by it, (ii) that Revolving Loan Lender has not created any lien on any Revolving Loan Debt being sold by it, and (iii) that Revolving Loan Lender has the right to assign the Revolving Loan Debt being assigned by it. Revolving Loan Borrower acknowledges and confirms that upon completion of a sale of the Revolving Loan Debt to the Merger Loan Secured Parties, the Revolving Loan Lender shall have no further obligation to extend loans or financial accommodations to the Revolving Loan Borrower.

(3)     Upon the consummation of the purchase of Revolving Loan Debt pursuant to this Section 9.4, the Revolving Loan Borrower shall treat the Merger Loan Secured Parties as holders of the Revolving Loan Debt and the Merger Loan Agent shall be deemed appointed to act in such capacity as the “agent” or “administrative agent” (or analogous capacity) under the Revolving Loan Documents, for all purposes hereunder and under each Revolving Loan Document.

(4)     Notwithstanding the foregoing purchase of the Revolving Loan Debt by the Merger Loan Secured Parties, the Revolving Loan Lender shall retain all indemnification obligations and other obligations under the Revolving Loan Documents which by their express terms would survive any repayment of the Revolving Loan Debt.

9.5     Amendments; Waivers. No amendment or modification of any of the provisions of this Agreement by Merger Loan Agent or Revolving Loan Lender shall be deemed to be made unless the same shall be in writing signed on behalf of both of Merger Loan Agent and Revolving Loan Lender (as directed pursuant to the applicable Merger Loan Documents or Revolving Loan Documents, as the case may be). No waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed by the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights or obligations are directly materially adversely affected thereby.

9.6     Subrogation.

(a)     Merger Loan Agent, for itself and on behalf of Merger Loan Secured Parties, hereby postpones any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Loan Debt has occurred.

(b)     Revolving Loan Lender, for itself and on behalf of Revolving Loan Lender, hereby postpones any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Merger Loan Debt has occurred.

9.7     Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York.

9.8     Notices. All notices to Merger Loan Secured Parties and Revolving Loan Lender permitted or required under this Agreement may be sent to Merger Loan Agent and Revolving Loan Lender, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service, facsimile transmission or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile transmission or electronic mail or four (4) Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Revolving Loan Lender:	SCM Specialty Finance Opportunities Fund, L.P. c/o CNH Partners 2 Greenwich Plaza, 1st Floor Greenwich, CT 06830 Attention: Mr. Tim Peters Fax: (203) 742-3072 Email: tpeters@cnhfinance.com

with copies to:	Duane Morris LLP 190 S. LaSalle Street, Suite 3700 Chicago, IL 60603 Attention: Michael A. Witt, Esq. Fax: (312) 277-9519 Email: mawitt@duanemorris.com

Merger Loan Agent:	Radnor Financial Center 555 E. Lancaster Avenue, Suite 520 Radnor, Pennsylvania 19087 Facsimile: 610.567.2388 Attention: Brian Murphy Email:

with copies to:	Buchanan Ingersoll & Rooney, PC 301 Grant Street, 20th Floor Pittsburgh, Pennsylvania 15219 Facsimile: 412.562.1041 Attention: Craig S. Heryford, Esq. Email: craig.heryford@bipc.com

9.9     Further Assurances.

(a)     Merger Loan Agent agrees that it shall, for itself and on behalf of Merger Loan Secured Parties, take such further action and shall execute and deliver to Revolving Loan Lender such additional documents and instruments (in recordable form, if requested) as Revolving Loan Lender may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

(b)     Revolving Loan Lender agrees that it shall take such further action and shall execute and deliver to Merger Loan Agent such additional documents and instruments (in recordable form, if requested) as Merger Loan Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

9.10     Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

9.11     Governing Law. The validity, construction and effect of this Agreement shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or any other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

9.12     Binding on Successors and Assigns. This Agreement shall be binding upon Revolving Loan Lender, Merger Loan Agent, the other Merger Loan Secured Parties, Grantors and their respective permitted successors and assigns.

9.13     Specific Performance.

(a)     Revolving Loan Lender may demand specific performance of this Agreement. Merger Loan Agent, for itself and on behalf of Merger Loan Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by Revolving Loan Lender.

(b)     Merger Loan Agent may demand specific performance of this Agreement. Revolving Loan Lender hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by Merger Loan Agent.

9.14     Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

9.15     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile transmission or electronic transmission (in .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.16     Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

9.17     No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the holders of Revolving Loan Debt and Merger Loan Debt. No other Person shall have or be entitled to assert rights or benefits hereunder.

9.18     Additional Grantors. Borrower shall cause each of its subsidiaries that becomes a Grantor to acknowledge and consent to the terms of this Agreement by causing such subsidiary to execute and deliver to the parties hereto a Grantor Joinder, substantially in the form of Annex B hereto, pursuant to which such subsidiary shall agree to be bound by the terms of the attached Acknowledgment and Agreement to the same extent as if it had executed and delivered same as of the date hereof.

9.19     Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of Revolving Loan Lender on the one hand and Merger Loan Secured Parties, on the other hand. None of the Revolving Loan Borrower, the Merger Loan Borrower nor any other Grantor or other creditor thereof shall have any rights hereunder except as expressly set forth herein, and none of the Revolving Loan Borrower, the Merger Loan Borrower nor any other Grantor or other creditor thereof may rely on the terms hereof, except to the extent of rights and/or obligations expressly provided hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Revolving Loan Borrower, the Merger Loan Borrower or any other Grantor, which are absolute and unconditional, to pay the Revolving Loan Debt and Merger Loan Debt, respectively, as and when the same shall become due and payable in accordance with their terms. Each of Revolving Loan Lender and each Merger Loan Secured Party shall be responsible for managing its financial relationships with their respective Revolving Loan Borrower and Merger Loan Borrower, and none shall be deemed to be the agent of the other for any purpose.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

REVOLVING LOAN LENDER:

SCM SPECIALTY FINANCE
OPPORTUNITIES FUND, L.P.,
a Delaware limited partnership

By:	/s/ Brendan R. Kalb
Name:	Brendan R. Kalb
Title:	Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Signature Page to Intercreditor Agreement

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

MERGER LOAN AGENT:

REDPATH EQUITYHOLDER
REPRESENTATIVE, LLC, a Delaware
limited liability company

By:	/s/Jonathan Schwartz
Name:	Jonathan Schwartz
Title:	CFO

Signature Page to Intercreditor Agreement

ACKNOWLEDGMENT AND AGREEMENT

Each of the undersigned hereby acknowledges and agrees to the representations, terms and provisions of the Intercreditor Agreement between SCM Specialty Finance Opportunities Fund, L.P., a Delaware limited partnership (“Revolving Loan Lender”), and RedPath Equityholder Representative, LLC, in its capacity as Equityholder Representative for Merger Loan Secured Parties (in such capacity, “Merger Loan Agent”), of which this Acknowledgment and Agreement is a part. By its signature below, the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

Each of the undersigned agrees that (a) if either Revolving Loan Lender or Merger Loan Agent holds Collateral it does so as bailee (under the UCC) for the other and is hereby authorized to and may turn over to such other Secured Party upon request therefor any such Collateral as provided in the Intercreditor Agreement, and (b) it will execute and deliver such additional documents and take such additional action as may be necessary in the reasonable opinion of Revolving Loan Lender or Merger Loan Agent to effectuate the provisions and purposes of the foregoing Intercreditor Agreement. Borrower agrees to provide to Merger Loan Agent and Revolving Loan Lender a copy of each Grantor Joinder hereto executed and delivered pursuant to Section 9.7 of the Intercreditor Agreement.

Each of the undersigned acknowledges and agrees that: although it may sign this Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Agreement, a breach by the undersigned of any of its obligations under the Intercreditor Agreement or this Acknowledgment and Agreement will constitute an Event of Default to the extent provided under the terms of each of the Revolving Loan Agreement and the Merger Loan Agreement.

[SIGNATURE PAGE FOLLOWS]

INTERPACE DIAGNOSTICS GROUP, INC., a Delaware corporation

By:	/s/ Jack E. Stover
Name:	Jack E. Stover
Title:	Chief Executive Officer & President

INTERPACE DIAGNOSTICS CORPORATION, a Delaware corporation

By:	/s/ Jack E. Stover
Name:	Jack E. Stover
Title:	Chief Executive Officer & President

INTERPACE DIAGNOSTICS, LLC, a Delaware limited liability company

By: Interpace Diagnostics Group, Inc., its Sole Member

By: :	/s/ Jack E. Stover
Name:	Jack E. Stover
Title:	Chief Executive Officer & President

Signature Page to Acknowledgment to Intercreditor Agreement

Annex A
to
Intercreditor Agreement

Revolving Loan Priority Collateral

All of Revolving Loan Borrower’s right, title and interest in and to the following, whether now owned or hereafter created, acquired or arising:

(i) all Accounts (including health-care insurance receivables);

(ii) The deposit accounts identified on Schedule “1” hereto;

(iii) all Related Intangibles;

(iv) all of Revolving Loan Borrower’s Books and Records relating to the foregoing (subject to Section 7 herein); and

(iv) any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Definitions:

“Accounts” shall mean all of Revolving Loan Borrower’s (i) accounts (as that term is defined in the UCC), and (ii) all other rights of payment, collection or reimbursement (whether owed directly to a Revolving Loan Borrower or assigned to a Revolving Loan Borrower by a patient or other third party), whenever due, that arose out of, or will arise out of, the rendering whether before or after the date of this Agreement of Healthcare Services (as defined in the Revolving Loan Agreement), and including, without limitation, all of Revolving Loan Borrower’s rights of payment, collection or reimbursement with respect to such Healthcare Services from any insurer, federal or state government agency or other third party; whether billed on a fee for service, monthly per patient capitation charge or any other basis, whether or not the accounts, payment intangibles, or rights of payment, collection or reimbursement have been invoiced or billed, written off, partially paid, currently assigned to collection agencies or other third party service vendors. Without limiting the foregoing, Accounts shall also include all monies due or to become due to Revolving Loan Borrower and obligations to Revolving Loan Borrower in any form (whether arising in connection with contracts, contract rights, instruments, or chattel paper), in each case whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

Annex A-1

“Books and Records” shall mean Revolving Loan Borrower’s books and records specifically relating to Accounts, including, but not limited to, ledgers, records indicating, summarizing, or evidencing Revolving Loan Borrower’s Accounts and all computer programs, disc or tape files, printouts, runs, and other computer prepared information with respect to the foregoing and any software necessary to operate the same.

“Related Intangibles” shall mean, in each case to the extent arising out of or supporting the payment or performance of Accounts of any Revolving Loan Borrower, all of Revolving Loan Borrower’s interest in any (a) right to payment of a monetary obligation, (b) any account receivable (whether in the form of payments for services rendered or goods sold, rents, license fees or otherwise), any “payment intangibles” (as defined in the UCC) and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) all rights, remedies, guarantees (as defined in the UCC), “supporting obligations” (as defined in the UCC), “letter-of-credit rights” (as defined in the UCC) and security interests in respect of the foregoing, all rights of enforcement and collection, all books and records evidencing or related to the foregoing, and all rights under the Revolving Loan Documents in respect of the foregoing, (d) all information and data compiled or derived by Revolving Loan Borrower or to which Revolving Loan Borrower is entitled in respect of or related to the foregoing, (e) all related contract rights or rights to payment of money, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, securities accounts, letter of credit rights (whether or not the letter of credit is evidenced by a writing), and all other collateral evidencing, securing or otherwise relating to or associated with the Accounts of Revolving Loan Borrower, wherever located, including without limitation all rights of enforcement and collection and (f) all proceeds of any of the foregoing.

Annex A-2

SCHEDULE 1

Deposit Accounts Subject to Control

[OMMITTED]

Annex A-4

Annex B
to
Intercreditor Agreement

Form of Grantor Joinder

Reference is made to that certain Intercreditor Agreement, dated as of September 28, 2016 (as amended, amended and restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), between SCM Specialty Finance Opportunities Fund, L.P. (“Revolving Loan Lender”), and RedPath Equityholder Representative, LLC, in its capacity as Equityholder Representative for Merger Loan Secured Parties (in such capacity, “Merger Loan Agent”). Capitalized terms used herein without definition shall have the meaning assigned thereto in the Intercreditor Agreement.

This Grantor Joinder, dated as of ________ __, 20__ (this “Grantor Joinder”), is being delivered pursuant to Section 9.17 of the Intercreditor Agreement.

The undersigned, __________, a __________ (the “Additional Grantor”), hereby agrees to become a party to the Intercreditor Agreement as a Grantor thereunder, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the Additional Grantor had executed and delivered the Intercreditor Agreement as of the date thereof.

This Grantor Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

THIS GRANTOR JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The provisions of Section 9 of the Intercreditor Agreement shall apply with like effect to this Grantor Joinder.

[SIGNATURE PAGE FOLLOWS]

Annex B-1

IN WITNESS WHEREOF, the Additional Grantor has caused this Grantor Joinder to be duly executed by its authorized representative as of the day and year first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex B-2